                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                        ENTERPRISE PRODUCTS PARTNERS L.P.
                       ENTERPRISE PRODUCTS OPERATING L.P.

Acadian Acquisition, LLC, a Delaware limited liability company
Acadian Consulting, LLC, a Delaware limited liability company
Acadian Gas LLC, a Delaware limited liability company
Acadian Gas Pipeline System, a Texas general partnership
Cajun Pipeline Company, LLC, a Texas limited liability company
Calcasieu Gas Gathering System, a Texas general partnership
Chunchula Pipeline Company, LLC, a Texas limited liability company
Cypress Gas Marketing, LLC, a Delaware limited liability company
Cypress Gas Pipeline, LLC, a Delaware limited liability company
Deep Gulf Development, LLC, a Delaware limited liability company
E-Cypress, LLC, a Delaware limited liability company
Enterprise Fractionation LLC, a Delaware limited liability company
Enterprise Gas Processing LLC, a Delaware limited liability company
Enterprise Lou-Tex NGL Pipeline L.P., a Texas limited partnership
Enterprise Lou-Tex Propylene Pipeline L.P., a Texas limited partnership Enterprise NGL Pipelines, LLC, a Delaware limited liability company
Enterprise NGL Private Lines & Storage LLC, a Delaware limited liability company Enterprise Norco LLC, a Delaware limited liability company
Enterprise Offshore Development, LLC, a Delaware limited liability company Enterprise Products Texas Operating L.P., a Texas limited partnership
Enterprise Terminals & Storage, LLC, a Delaware limited liability company E-Oaktree, LLC, a Delaware limited liability company
EPIK Gas Liquids LLC, a Texas limited liability company
EPIK Terminalling L.P., a Texas limited partnership
EPOLP 1999 Grantor Trust, a trust formed under Texas law
Evangeline Gulf Coast Gas, LLC, a Delaware limited liability company
Grande Isle Pipeline LLC, a Delaware limited liability company
HSC Pipeline Partnership, L.P., a Texas limited partnership
Mapletree, LLC, a Delaware limited liability company
MCN Acadian Gas Pipeline, LLC, a Delaware limited liability company
MCN Pelican Interstate Gas, LLC, a Delaware limited liability company
MCN Pelican Transmission LLC, a Delaware limited liability company
Mid-America Pipeline Co., LLC, a Delaware limited liability company
Moray Pipeline Company, LLC, a Delaware limited liability company
Neches Pipeline System, a Texas general partnership
Ponchatrain Natural Gas System, a Texas general partnership
Propylene Pipeline Partnership, L.P., a Texas limited partnership
Quest Transmission Ltd., a Delaware limited partnership
Quest Energy Co., a Delaware corporation
Sabine Propylene Pipeline L.P., a Texas limited partnership
Sailfish Pipeline Company, L.L.C., a Delaware limited liability company
Seminole Pipeline Company, a Delaware corporation
Sorrento Pipeline Company, LLC, a Texas limited liability company
Tejas-Magnolia Energy, LLC, a Delaware limited liability company
TXO-Acadian Gas Pipeline, LLC, a Delaware limited liability company
Venice Pipeline LLC, a Delaware limited liability company